Exhibit 4.38

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0006

ACAMBIS SUBCONTRACT MODIFICATION

Subcontract Number: 200-2002-00012(CBL) (PO 28890)

Modification Number: 0006

Effective Date: This Subcontract modification is effective as of the last signed date below.

Subcontractor:	Chesapeake Biological Laboratories, Inc.
1111 S. Paca Street
Baltimore, MD 21230-2591

Authority for, and type of, modification: Bilateral Supplemental Agreement

Description of Modification:

(a)	Modifies provision H.6-Validation of Consistency of Manufacture to include three additional consistency lots and a content uniformity study.

Total Change to Subcontract Amount: $0 (no cost modification)

Changes to Subcontract:

(a)	See attached Pages 2

RELEASE OF CLAIMS
In consideration of the modifications made herein, this Modification is in full settlement of any right the Subcontractor may have to any equitable adjustment(s) as the result of the changes herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

ACAMBIS INC.	CHESAPEAKE BIOLOGICAL LABORATORIES, INC

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ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0006

5.	Delete Provision H.6

Substitute:

	H.6	VALIDATION OF CONSISTENCY OF MANUFACTURE
(a) Initial Consistency Lots
Manufacturer shall demonstrate consistency of its fill, finish and lyophilization process by manufacturing three (3) consistency lots of ACAM 2000 vaccine that conform to subcontract requirements. The vaccine utilized for the three (3) consistency lots manufactured under this paragraph H.6(a) are Acambis Lots ******************************************************** (CBL Lot 1675-49).
Manufacturer shall be paid ********** for each of these consistency lots manufactured prior to demonstrating consistency of manufacturing under (b) below. After successfully establishing consistency of manufacture under paragraph (b) below, Manufacturer shall be paid the ********************************************************.

(b) Second (Full Volume) Consistency Lots
Manufacturer shall demonstrate consistency of its fill, finish and lyophilization process at full volume by manufacturing three (3) consistency lots of ACAM2000 vaccine. CBL shall use Acambis
******************************************************** for these consistency lots. Manufacturer shall be paid ********* for vaccine produced during these three consistency lots if their manufacture conforms to good manufacturing practices and does not materially deviate from the approved Master Batch Records or standard operating procedures. Manufacturer shall be paid ********************** for vaccine produced during these three consistency lots if CBL successfully completes all three designated consistency lots. “Successfully completes” means that (1) CBL performed all three designated consistency lots in conformance with the ACAM2000 Vaccine Process Validation Protocol; (2) all three designated consistency lots (a) meet the Acceptance Criteria set forth in Section 10 of the ACAM2000 Vaccine Process Validation Protocol and (b) are filled in accordance with the Master Batch Records for ACAM2000 Vaccine; and (3) the Vaccine Production Batch Records are approved by both CBL Quality Assurance and Acambis Quality Assurance. Thereafter, Manufacturer shall be paid the applicable Subcontract (Item 0001A or 0002) price for filled vaccine that conforms to subcontract requirements.

(c) Content Uniformity Study
After completion of the three vaccine consistency lots described above in subparagraph H.6(b), Manufacture shall perform a content uniformity study per Acambis Protocol ******************.

(d) The amount of filled vaccine subject to payment shall include final container test samples other than those samples utilized for Manufacturer quality control testing (residual moisture and endotoxin testing).